Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                 March 31, 2001
                          ----------------------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments            $13,112,221
  Accounts receivable:
    Customers                                      3,738,041
    Other                                             11,408
  Deferred income taxes                              (19,763)
  Prepayments                                         82,706
                                                  ----------

       Total current assets                       16,924,613
                                                  ----------

Other property and investments                        55,966
                                                  ----------

Deferred debits and other assets                      24,474
                                                 -----------

       Total Assets                              $17,005,053
                                                  ==========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                               $ 3,912,849
  Taxes accrued                                     (607,895)
  Other                                              408,690
                                                  ----------

       Total current liabilities                   3,713,644
                                                  ---------

Deferred credits and other liabilities               144,452
                                                  ----------

Stockholder's equity:
  Common stock                                           100
  Capital surplus                                 25,900,000
  Retained deficit                               (12,753,143)
                                                  ----------

      Total stockholder's equity                  13,146,957
                                                  ----------


       Total Liabilities & Stockholder's Equity  $17,005,053
                                                  ==========




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                                                                   Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                               Statement of Income
                          ----------------------------
                                   (Unaudited)





                                                 Three Months
                                                    Ended
                                                March 31,2001
                                                -------------


Operating Revenues                               $12,273,566
                                                  ----------

Operating Expenses:

   Power purchased                                11,166,662

   Other operation and maintenance                   651,705
                                                  ----------

      Total Operating Expenses                    11,818,367
                                                  ----------


Operating Income                                     455,199


Other Income and Expenses, Net                       228,342
                                                  ----------



Income Before Income Taxes                           683,541


  Income tax expense                                 252,566
                                                  ----------


Net Income                                       $   430,975
                                                  ==========